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                                                                     EXHIBIT 99




ROSS TECNOLOGY INC.
THE SPARC SOLUTIONS COMPANY
N E W S   R E L E A S E

Company Contact:                                            Company Information:
F.S. (Kit) Webster III                                      http://www.ross.com
Chief Financial Officer                                     800/ROSS-YES
(512) 436-2578                                              Int'l: 512/349-3108
FAX (512) 892-3402
E-Mail: kwebster@ross.com

                   ROSS TECHNOLOGY'S FINANCIAL RESULTS FOR ITS
                     FOURTH FISCAL QUARTER TO BE LOWER THAN
                       EXPECTED; LINE OF CREDIT EXTENDED;
                      STRATEGIC ALTERNATIVES BEING PURSUED


        AUSTIN, Texas, April 2, 1998 -- ROSS Technology, Inc. (Nasdaq: RTEC) today announced that revenues for its fourth fiscal quarter, ended March 30, 1998, will be substantially below the expectations of investment analysts and internal plans and that losses for the quarter will be higher than expected.
        "As we stated in the discussion of our third quarter report, sales of the existing products have been and continue to be the biggest short-term challenge for the Company," said Jack W. Simpson, Sr., President and Chief Executive Officer of ROSS Technology. "During the past eight quarters, we have
experienced  a   substantial,   continued   fall-off  in  sales  of  our  32-bit
hyperSPARC(TM) products to OEM customers, and our upgrade business has not achieved our plan to replace the OEM fall-off. Also, even though we have expanded the sales force and developed new sales channels, the decline in sales of these older products has not turned around. We anticipate that quarterly revenues for the foreseeable future will be significantly lower than reported for the third quarter of fiscal 1998. We are taking action to minimize losses going forward."
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RTEC/Results
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        The Company also announced that it had been informed by Fujitsu Limited, its majority stockholder, that Fujitsu has agreed to extend the term of its $20 million credit guaranty for ROSS to June 30, 1998 and will consider extensions beyond that date after review of ROSS' business plans, but there is no assurance that Fujitsu will agree to further extend the guaranty or to increase it beyond $20 million. The line of credit has also been extended by the lender to June 30, 1998. As of March 31, 1998, the Company had borrowed $15 million in principal under the line of credit. The Company does not have the capability to pay off the line of credit in the foreseeable future.
        In light of the  information  received  from  Fujitsu and the  Company's revenue and earnings outlook, the Company has decided to pursue strategic alternatives for its business.
        "At this time, ROSS should be viewed by the investment community primarily as a development stage company with significant intellectual property and design capabilities already in place. Since we have not been able to sell our existing products at the level necessary to fill in the gap until the new products are available, we need to minimize our losses in the current 32-bit products. We do intend to continue to sell and support our 32-bit microprocessor products in both the OEM and upgrade markets, but will lower our expectations and align our expenditures more closely to our lower level of sales," Mr. Simpson said. "During this shift, we plan to continue development of our 64-bit SPARC(R) microprocessor, `Viper,' and are excited about its performance and market potential. We must focus our resources here. We will explore broader partnerships and arrangements to realize value from these important assets."
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        Mr.  Simpson  noted that  ongoing  development  of the Viper  product is dependent upon the Company's ability to secure OEM design wins and adequate development funding, from Fujitsu or other strategic partners. "Our Viper team expects to be able to meet the challenging technical specifications of SPECint 42, SPECfp 55 and tpm-C of greater than 13,000 @ 500 MHz. We have made significant progress in our development but have remained behind the schedule set forth in our Viper Development Agreement with Fujitsu by about three months, due primarily to an architecture change made in 1997. Based on customer feedback, we have also re-targeted Viper to a new 0.18 micron fabrication process to provide a smaller die which is less costly and consumes less power. This re-targeting necessitates certain specification, schedule and milestone changes. We will be proposing those changes to Fujitsu; however, under the Development Agreement Fujitsu has no obligation to agree to the changes. If it does not agree, future payments to ROSS under the Development Agreement would be in doubt because Fujitsu may terminate the Agreement if its acceptance of a milestone is more than 120 days later than specified in the Agreement. For the fourth quarter, as for the previous two quarters, ROSS and Fujitsu have agreed on revised milestones for the Viper project that will result in a payment by Fujitsu under the Development Agreement. For the fourth quarter, the Company will record a payment, net of potential penalties, of $2.7 million as an offset to R&D expense."
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RTEC/Results
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        The Executive Committee of ROSS, acting on behalf of the Company's Board of Directors, has determined that the Company must accelerate the exploration of strategic alternatives for its business. The alternatives being explored include an acquisition of Fujitsu's equity interest by a third party; a merger or an acquisition of the entire Company by a third party; new equity investments or development partnerships for the Viper program; the sale of various assets, including the Company's design subsidiary in Israel, the Viper development program and associated intellectual property, and the Austin manufacturing operation; and, potentially, an orderly liquidation of the Company. The Company has commenced discussions with potential investors and buyers and is in the process of retaining Houlihan Lokey Howard & Zukin to advise the Special Committee of the Board in these matters.
        "It is clear that the current value of ROSS is primarily in its intellectual property, its design and product engineers, its general expertise in high performance microprocessor architecture and design, multiprocessing, multi-chip modules, and high productivity design methodologies, and its test site processes and capabilities. Our current business results have put a cloud over our largest assets, and we must separately analyze each of the key components of our business to determine the source of value, and to see if we can unlock that value for our shareholders. While there are no assurances as to the outcome, management believes that we have some significant assets that can be the basis of an arrangement with major players in the industry," concluded Simpson.
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     Safe Harbor  Statement under Private  Securities  Litigation  Reform Act of
1995: To the extent that this release contains forward-looking statements with respect to the financial condition, results of operations and business of the Company, such statements are subject to certain risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in the forward-looking statements, including without limitation, the availability of financial resources adequate to the Company's short-, medium- and long-term needs, including renewal of its present loan and loan guaranty arrangements; the Company's dependence on the timely development, pre-production
qualification,   manufacture,   introduction  and  customer  acceptance  of  new
higher-speed,  higher-margin  products,  including  the "Colorado 5" and "Viper"
microprocessor   products;  the  ability  to  identify  and  access  the  32-bit
microprocessor   upgrade  market;  and  the  impact  on  revenue,   margins  and
inventories of rapidly changing technology. Additional risks and uncertainties include the ability of the Company to successfully implement its strategy of diversifying into the system products business and the business of supplying Java(TM)-related products; the various effects on revenue, margins, inventories and operating expenses of repositioning the Company's product lines and overall business; the effects of building and maintaining product inventories in the Company's hands and in its distribution channels; product return and credit risks with distributors, resellers and other customers; the Company's dependence
on   distributors   and  resellers  for  certain  product  sales  to  end-users;
competition, downward pricing pressures and allocations of product among different distribution channels; the effects of routine price degradation over time in each of the Company's product lines; varying customer demand for the
Company's  products;   supply  and  manufacturing  constraints  and  costs;  the
Company's dependence on outside suppliers for wafer fabrication and raw materials, components and certain manufacturing services; changes in plans, programs or expenses for research, development, sales or marketing; the Company's ability to build and maintain adequate staff infrastructures in the areas of microprocessor design, product engineering and development, sales and marketing, finance, accounting, and administration; supplier disputes; customer
warranty  claims;   general  economic  conditions;   and  the  other  risks  and
uncertainties described from time to time in the Company's public announcements and Securities and Exchange Commission filings, including without limitation the Company's Current, Quarterly and Annual Reports on Forms 8-K, 10-Q and 10-K, respectively. The Company cautions that the foregoing list of important factors is not exclusive. The Company does not undertake to update any written or oral forward-looking statement that may be made from time to time by or on behalf of the Company.

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RTEC/Results
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ROSS Overview
        ROSS Technology, founded in 1988, is a majority-owned subsidiary of Fujitsu Limited. A minority position in ROSS is held by Sun Microsystems, Inc. As of December 29, 1997, the Company's outstanding Common Stock was held 60 percent by Fujitsu, 5 percent by Sun, and 35 percent by employees and the public. The Company's objective is to produce innovative high-performance, cost-effective computing solutions for the Sun/SPARC market. ROSS is one of the industry's most prominent suppliers of SPARC microprocessors and SPARC system products to both the OEM and end-user markets.
                                          ######
Note to Editors:
ROSS and the ROSS logo are registered trademarks of ROSS Technology, Inc. All SPARC trademarks are trademarks or registered trademarks of SPARC International. hyperSPARC is licensed exclusively to ROSS Technology, Inc. Products bearing SPARC trademarks are based upon an architecture developed by Sun Microsystems, Inc. Java is a trademark of Sun Microsystems, Inc. All other products or service names herein are trademarks of their respective owners.


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